EXHIBIT 99.1

Synaptics Incorporated Announces Pricing of $400 Million in Senior Unsecured Notes Due 2029

SAN JOSE, Calif., March 9, 2021 — Synaptics Incorporated (Nasdaq: SYNA) (the “Company”) today announced the pricing of $400 million aggregate principal amount of 4.000 percent senior unsecured notes due 2029 (the “Notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The sale of the Notes to the initial purchasers is expected to settle on March 11, 2021, subject to customary closing conditions. The Notes will be unsecured, senior obligations of the Company and will be guaranteed by each of the Company’s subsidiaries that guarantee the Company’s obligations under its credit facility.

The Notes will pay interest semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2021, at a rate of 4.000 percent per year. The Notes will mature on June 15, 2029 unless earlier repurchased or redeemed in accordance with their terms.

The Company estimates that the net proceeds from the offering of Notes will be approximately $393.9 million, after deducting the initial purchasers’ discounts and estimated offering expenses payable by the Company. The Company expects to use the net proceeds from the sale of the Notes to repay the $100 million of borrowings under its revolving credit facility and for general corporate purposes, which may include, among other things, to prefund the repayment of a portion of its existing 0.50 percent convertible senior notes due 2022 (the “Existing 2022 Notes”) and to pay any and all expenses, fees and costs associated therewith, including the payment of accrued and unpaid interest on such Existing 2022 Notes, future acquisitions, additional repayment of existing indebtedness and repurchases of shares of the Company’s common stock.

The Notes have not been and are not expected to be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. Offers of the securities were made only by means of a private offering memorandum.

About Synaptics Incorporated:

Synaptics (Nasdaq: SYNA) is changing the way humans engage with connected devices and data, engineering exceptional experiences throughout the home, at work, in the car and on the go. Synaptics is the partner of choice for the world’s most innovative intelligent system providers who are integrating multiple experiential technologies into platforms that make our digital lives more productive, insightful, secure and enjoyable. These customers are combining Synaptics’ differentiated technologies in touch, display and biometrics with a new generation of advanced connectivity and AI-enhanced video, vision, audio, speech and security processing. Follow Synaptics on LinkedIn, Twitter and Facebook, or visit synaptics.com.

Special Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act and the Securities Exchange Act of 1934, as amended. Forward-looking statements give the Company’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business, including the Company’s expectations regarding the transactions described in this press release and the anticipated use of proceeds therefrom, and can be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements may include words such as “expect,” “anticipate,” “intend,” “believe,” “estimate,” “plan,” “target,” “strategy,” “continue,” “may,” “will,” “should,” variations of such words, or other words and terms of similar meaning. All forward-looking statements reflect the Company’s best judgment and are based on several factors relating to its operations and business environment, all of which are difficult to predict and many of which are beyond its control. Such factors include, but are not limited to: the Company’s inability to close the offering of the Notes; the Company’s dependence on its solutions for the mobile product applications market and the PC product applications market for a substantial portion of its revenue; risks related to the volatility of the Company’s net revenue from its solutions for mobile product applications; the Company’s dependence on one or more large customers; the risk that the Company’s business, results of operations and financial condition (including liquidity) and prospects may be materially and adversely affected by heath epidemics, including the COVID-19 pandemic; the Company’s exposure to industry downturns and cyclicality in its target markets; the risk that the Company’s product solutions for new markets will not be successful; the Company’s ability to maintain and build relationships with its customers; the Company’s dependence on third parties to maintain satisfactory manufacturing yields and deliverable schedules; and the risks as identified in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended June 27, 2020 (including that the impact of the COVID-19 pandemic may also exacerbate the risks discussed therein) and other risks as identified from time to time in the Company’s Securities and Exchange Commission reports. Forward-looking statements are based on information available to the Company on the date hereof, and it does not have, and expressly disclaims, any obligation to publicly release any updates or any changes in its expectations, or any change in events, conditions, or circumstances on which any forward-looking statement is based. The Company’s actual results and the timing of certain events could differ materially from the forward-looking statements. These forward-looking statements do not reflect the potential impact of any mergers, acquisitions, or other business combinations that had not been completed as of the date of this release.

For further information, please contact:

Jason Tsai

Head of Investor Relations

jason.tsai@synaptics.com